Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Mingteng International Corporation Inc. of our report dated November 10, 2022 with respect to our audits of the consolidated financial statements of Mingteng International Corporation Inc. for the years ended December 31, 2021 and 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

March 29, 2023